Exhibit 99.1
AWH ANNOUNCES Q1 2022 FINANCIAL RESULTS

Q1 2022 Net Revenue of $85.1 million
Cash and Cash Equivalents of $143.8 million at Quarter-End
NEW YORK, NY, May 11, 2022 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ended March 31, 2022 (“Q1 2022”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q1 2022 Financial Highlights
•Gross Revenue: Total revenue of $101.2 million decreased 0.8% quarter-over-quarter and increased 33.4% year-over-year.
•Net Revenue: Net revenue, which excludes intercompany sale of wholesale products, decreased 3.8% quarter-over-quarter, but increased 28.7% year-over-year, to $85.1 million.
•Net Loss: Net loss of $27.8 million during the quarter, compared to net loss of $16.5 million in Q4 2021.
•Adjusted EBITDA1: Adjusted EBITDA1 of $16.4 million, representing a 19.2% margin.
•Balance Sheet: As of March 31, 2022, cash and cash equivalents were $143.8 million, and net debt2 was $89.9 million.
Business Highlights
•During Q1 2022, the Company focused on bringing online new canopy in Barry, Illinois and Athol, Massachusetts and preparing for the imminent start of adult-use sales at the Rochelle Park dispensary in New Jersey. The Company completed its first harvest at the Barry greenhouse on March 29th, and began planting an additional 37,000 square feet of canopy in Athol subsequent to the end of the quarter. The Company also launched its value segment brand, Simply Herb, which is now sold in all current markets which the Company operates. The Company ended the quarter with 20 operating dispensaries and 213,000 square feet of canopy across five states.
•Subsequent to Q1 2022, the Company completed an equity transaction to roll up all of the other existing members of Story of PA CR, LLC. The Company will use the remainder of the year to build a cultivation facility and six dispensaries, with plans to commence operations in Pennsylvania in 2023.
1    Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA and Adjusted EBITDA Margin are a non-GAAP financial measures. Please see the “Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures” at the end of this press release for a reconciliation of non-GAAP to GAAP measures.
2    Total debt less cash and cash equivalents less unamortized deferred financing costs.

•Also after the quarter, the Company was one of the first in the state of New Jersey to launch adult-use sales at its dispensary in Rochelle Park, marking the start to the highly anticipated adult-use market in the state. On the first day of recreational sales, the Company had approximately 1,500 customers and average basket sizes of $135, further substantiating the promising market.
•Lastly, subsequent to the quarter, AWH, MedMen NY, Inc. and MM Enterprises USA, LLC (CSE: MMEN) (OTCQX: MMNFF) (“MedMen”) signed a term sheet agreeing to settle their lawsuit in the Commercial Division of the Supreme Court of the State of New York in New York County. To settle the dispute, AWH will increase the transaction consideration by $15 million, $4 million of which is contingent on the start of adult-use sales at a MedMen NY dispensary. The revised total consideration of $88 million remains significantly below recent precedent transactions. The parties have also amended certain terms in their previously announced transaction agreement, which they expect to close in the coming month. Upon closing, AWH will enter its seventh state.

Management Commentary
“Q1 2022 was a transitionary quarter for Ascend as we made investments to launch the next phase of our growth story,” said Abner Kurtin CEO and Co-Founder. “While preparing for adult-use sales in New Jersey, we significantly increased our total canopy capacity and recently entered into the Pennsylvania market. The early days of adult-use sales in New Jersey indicate that the state will be a key growth driver for the remainder of 2022.”
Q1 2022 Financial Overview
Net revenue, which excludes intercompany sale of wholesale products, was $85.1 million, representing a 28.7% year-over year increase, primarily driven by new retail stores and higher wholesale volumes sold. Net revenue decreased 3.8% quarter-over-quarter, primarily driven by wholesale pricing pressure in Illinois and Massachusetts and lower average retail basket sizes in each of the states we operate in, except for Ohio.
Total retail revenue was $63.3 million for the first quarter of 2022, representing a 2.4% decline as compared to the prior quarter.
Gross wholesale revenue increased to $37.9 million, a 2.1% sequential increase, driven by growth in intercompany wholesale sales. Net wholesale revenue decreased 7.8% sequentially to $21.8 million, primarily driven by pricing pressure in Illinois and Massachusetts.
Q1 2022 gross profit was $23.4 million, or 27.6% of revenue, as compared to $30.8 million, or 34.8% of revenue, for the prior quarter. The decline was primarily driven by start-up costs incurred before the commencement of certain significant operations, which are expected to commence later this year.
Q1 2022 Adjusted Gross Profit1 was $36.5 million, or 42.9% of revenue, as compared to $37.5 million, or 42.4% of revenue, for the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 dollars decreased 2.7% quarter-over-quarter due to lower realized pricing in Illinois and Massachusetts. Retail Gross Profit and Wholesale Gross Profit both decreased sequentially, primarily driven by smaller basket sizes in the retail business and pressured wholesale pricing in Illinois and Massachusetts. Adjusted Gross Profit1 margin on a consolidated basis increased 50 basis points quarter-over-quarter to 42.9%. This was primarily driven by higher intercompany sales as a percentage of wholesale sales in the quarter.

Total general and administrative expenses (excluding litigation settlement) for Q1 2022 were $33.2 million, or 39.0% of revenue, as compared to $31.6 million, or 35.7% of revenue, for the prior quarter. Operating expenses as a percentage of revenue were elevated during the quarter, as the Company increased staff to support cultivation expansions ahead of realizing the related revenue contributions.
Net loss attributable to AWH for the first quarter of 2022 was $27.8 million, or a loss of $0.16 per basic and diluted common share. This was primarily driven by operating costs and a one-time settlement charge related to the settlement of a stockholder dispute regarding one of the Company’s convertible note purchase agreements.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time in nature, was $16.4 million in Q1 2022. This represents a 17.1% decrease quarter-over-quarter. Adjusted EBITDA Margin1 of 19.2% represented a 309 basis point decrease compared to the prior quarter.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on May 11, 2022 at 5:00 p.m. ET to discuss its financial results for the quarter ended March 31, 2022. The conference call may be accessed by dialing (888) 390-0605 with conference ID 72077468. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/ and will be archived for replay.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated multi-state cannabis operator with licenses and assets in Illinois, Michigan, Ohio, Massachusetts, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Simply Herb, Ozone, and Ozone Reserve branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s first quarter 2022 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s website at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking information and statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, proceeds from sale leasebacks, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking information and statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedar.com and the United States Securities and Exchange Commission at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts

Media Contact
MATTIO Communications
Mark Sinclair
(650) 269-9530
AWH@mattio.com

Investor Contact
Rebecca Koar
(617) 453-4042 ext. 90102
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2022	2021
Revenue, net	$85,090	$66,137
Cost of goods sold	(61,643)	(36,470)
Gross profit	23,447	29,667
Operating expenses
General and administrative expenses	33,227	25,146
Settlement expense	5,000	36,511
Total operating expenses	38,227	61,657
Operating loss	(14,780)	(31,990)

Other (expense) income
Interest expense	(6,031)	(7,337)
Other, net	103	80
Total other expense	(5,928)	(7,257)
Loss before income taxes	(20,708)	(39,247)
Income tax expense	(7,107)	(8,976)
Net loss	$(27,815)	$(48,223)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted(1)	$(0.16)	$(0.45)
Weighted-average common shares outstanding — basic and diluted(1)	172,494	106,443
(1)    Net loss per share and weighted-average common shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash used in operating activities	$(10,245)	$(7,829)
Cash flows from investing activities
Additions to capital assets	(10,214)	(23,351)
Investments in notes receivable	(1,000)	(760)
Collection of notes receivable	82	82
Proceeds from sale of assets	35,400	—
Acquisition of businesses, net of cash acquired	(24,890)	(11,174)
Net cash used in investing activities	(622)	(35,203)
Cash flows from financing activities
Proceeds from issuance of debt	—	49,500
Repayments of debt	(786)	(1,286)
Debt issuance costs	(31)	—
Net cash (used in) provided by financing activities	(817)	48,214
Net (decrease) increase in cash, cash equivalents, and restricted cash	(11,684)	5,182
Cash, cash equivalents, and restricted cash at beginning of period	155,481	58,097
Cash, cash equivalents, and restricted cash at end of period	$143,797	$63,279

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$143,797	$155,481
Inventory	78,233	65,588
Other current assets	38,522	36,943
Property and equipment, net	226,129	239,656
Operating lease right-of-use assets	107,279	103,958
Intangible assets, net	57,301	59,271
Goodwill	43,018	42,967
Other noncurrent assets	19,925	19,572
Total Assets	$714,204	$723,436

Total current liabilities	$109,328	$117,395
Long-term debt, net	222,593	230,846
Operating lease liabilities, noncurrent	223,981	197,295
Other noncurrent liabilities	276	1,423
Total stockholders’ equity	158,026	176,477
Total Liabilities and Stockholders’ Equity	$714,204	$723,436

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; start-up costs included in cost of goods sold; transaction-related and other non-recurring expenses; litigation settlement; and loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
($ in thousands)	2022	2021
Gross Profit	$23,447	$29,667
Depreciation and amortization included in cost of goods sold	2,943	2,162
Equity-based compensation included in cost of goods sold	3,995	—
Start-up costs included in cost of goods sold(1)	3,923	—
Non-cash inventory adjustments(2)	2,204	750
Adjusted Gross Profit	$36,512	$32,579
Adjusted Gross Margin	42.9%	49.3%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting in delays from regulatory approvals at certain cultivation facilities.
(2)Primarily consists of write-offs of expired products and obsolete packaging.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
(in thousands)	2022	2021
Net loss	$(27,815)	$(48,223)
Income tax expense	7,107	8,976
Other (income) expense	(103)	(80)
Interest expense	6,031	7,337
Depreciation and amortization	2,732	2,419
Depreciation and amortization included in cost of goods sold	2,943	2,162
Non-cash inventory adjustments(1)	2,204	750
Equity-based compensation	2,504	2,487
Equity-based compensation included in cost of goods sold	3,995	—
Start-up costs(2)	837	1,311
Start-up costs included in cost of goods sold(3)	3,923	—
Transaction-related and other non-recurring expenses(4)	6,194	2,178
Loss on sale of assets	818	—
Litigation settlement	5,000	36,511
Adjusted EBITDA	$16,370	$15,828
Adjusted EBITDA Margin	19.2%	23.9%
(1)Primarily consists of write-offs of expired products and obsolete packaging.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations.
(3)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting in delays from regulatory approvals at certain cultivation facilities.
(4)Legal and professional fees associated with litigation matters, potential acquisitions, and other regulatory matters and other non-recurring expenses. The prior year includes expenses related to the Company’s Initial Public Offering.